As filed with the Securities and Exchange Commission on November 4, 2009.

                                                                                                            Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0557567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E.

Atlanta, Georgia 30309

Telephone: (404) 892-0896

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Rules of the AMVESCAP International Sharesave Plan

Invesco 401(k) Plan

A I M Management Group Inc. 1991 Stock Option Plan

A I M Management Group Inc. Amended and Restated 1993 Stock Option Plan for Employees

A I M Management Group Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors

(Full title of the plans)

_________________________________

Kevin Carome

Senior Managing Director and General Counsel

Invesco Ltd.

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Telephone: (404) 479-2945

Facsimile: (404) 962-8293

(Name, address, and telephone number,

of agent for service)

_________________________________

Copies to: Michael L. Stevens Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309 Telephone: (404) 881-7970 Facsimile: (404) 253-8858

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

On December 4, 2007, Invesco Ltd., a Bermuda corporation (the “Registrant”), became the holding company of INVESCO PLC, a public company organized under the laws of England and Wales (“Invesco-UK”), pursuant to a United Kingdom court-approved scheme of arrangement (the “Scheme”) in which the Invesco-UK ordinary shares and the Invesco-UK American Depositary Shares were exchanged for common shares of the Registrant.

This Post-Effective Amendment No. 1 to the registration statements on Form S-8, Registration Nos. 333-8962, 333-10602, 333-11428 and 333-11596, filed with the Securities and Exchange Commission (the “Commission”) on June 16, 1998, July 16, 1999, February 3, 2000 and March 3, 2000, respectively, by Invesco-UK (as amended, the “Registration Statements”), relating to the A I M Management Group Inc. 1991 Stock Option Plan, the A I M Management Group Inc. Amended and Restated 1993 Stock Option Plan for Employees, the A I M Management Group Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors, the Invesco 401(k) Plan and the Rules of the AMVESCAP International Sharesave Plan, respectively, is being filed by the Registrant as the successor issuer to Invesco-UK following the Scheme in accordance with the undertaking made by Invesco-UK in the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

Accordingly, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 4th day of November, 2009.

                INVESCO LTD.

By: /s/ Martin L. Flanagan Martin L. Flanagan President amd Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Martin L. Flanagan Martin L. Flanagan	President, Chief Executive Officer (Principal Executive Officer) and Director	November 4, 2009
/s/ Loren M. Starr Loren M. Starr	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	November 4, 2009
/s/ David A. Hartley David A. Hartley	Chief Accounting Officer (Principal Accounting Officer)	November 4, 2009
/s/ Rex D. Adams Rex D. Adams	Director	November 4, 2009
/s/ Sir John Banham Sir John Banham	Director	November 4, 2009
/s/ Joseph R. Canion Joseph R. Canion	Director	November 4, 2009
Ben F. Johnson, III	Director	_________ , 2009
/s/ Denis Kessler Denis Kessler	Director	November 4, 2009
/s/ Edward P. Lawrence Edward P. Lawrence	Director	November 4, 2009

/s/ J. Thomas Presby J. Thomas Presby	Director	November 4, 2009
/s/ James I. Robertson James I. Robertson	Director	November 4, 2009